October 20, 2021 Landstar System, Inc. Earnings Conference Call Third Quarter 2021 Date Published: 10/20/2021 Exhibit 99.2

Forward Looking Statements Disclaimer: The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements made in this slide presentation that are not based on historical facts are “forward looking statements.” This presentation may make certain statements containing forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Such statements are by nature subject to uncertainties and risks, including but not limited to: the operational, financial and legal risks detailed in Landstar’s Form 10-K for the 2020 fiscal year, described in the section Risk Factors, and other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and Landstar undertakes no obligation to publicly update or revise any forward-looking statements. Date Published: 10/20/2021

Non-GAAP Financial Measures: In this slide presentation, the Company provides the following information that may be deemed a non-GAAP financial measure: variable contribution, variable contribution margin and operating income as a percentage of variable contribution as well as operating income as a percentage of gross profit and operating income as a percentage of variable contribution, each in the 2020 year-to-date period, excluding the impact of pandemic relief incentive payments. Management believes variable contribution and variable contribution margin are useful measures of the variable costs that we incur at a shipment-by-shipment level attributable to our transportation network of third-party capacity providers and independent agents in order to provide services to our customers. Management believes that operating income as a percentage of variable contribution is a useful measure as: (i) variable costs of revenue for a significant portion of the Company’s business are highly influenced by short-term market-based trends in the freight transportation industry, whereas other costs, including other costs of revenue, are much less impacted by short-term freight market trends; and (ii) this measure is meaningful to investors’ evaluations of the Company’s management of costs attributable to operations other than the purely variable costs associated with purchased transportation and commissions to agents that the Company incurs to provide services to our customers. Management also believes that it is appropriate to present each of the financial measures that may be deemed a non-GAAP financial measure, as referred to above, for the following reasons: (1) disclosure of these matters will allow investors to better understand the underlying trends in the Company’s financial condition and results of operations; (2) this information will facilitate comparisons by investors of the Company’s results as compared to the results of peer companies; and (3) management considers this financial information in its decision making. A tabulation of the expenses identified as costs of revenue as well as a reconciliation of gross profit to variable contribution and gross profit margin to variable contribution margin for the 2021 and 2020 third quarters and year-to-date periods is included in this slide presentation as Appendix A. Date Published: 10/20/2021

Who We Are Landstar is a worldwide, technology-enabled, asset-light provider of integrated transportation management solutions delivering safe, specialized transportation services to a broad range of customers utilizing a network of agents, third party capacity providers and employees. Date Published: 10/20/2021

Our Network Landstar Employees Approx. 1,400 Agents Approx. 1,200 Customers 25,000+ Capacity 94,000+ Date Published: 10/20/2021 September 25, 2021 $4.6 billion in YTD revenue 1.8 million YTD loadings 508 million dollar agents (based on 2020 fiscal year) 11,746 BCO trucks 83,278 Carriers 17,900+ Trailers

Percentage of Revenue 3Q20 3Q21 Truck Transportation (1) Truckload Van equipment 53% 53% Unsided/platform equipment 27% 24% Less-than-truckload 2% 2% Other truck transportation 10% 12% Rail intermodal 3% 3% Ocean and air cargo 3% 5% Transportation Management Services Date Published: 10/20/2021 In connection with the impact of the pandemic on the demand for certain types of truck capacity, Landstar experienced a significant increase in demand for power-only, expedited, straight truck, cargo van and miscellaneous other truck transportation services that were formerly included in revenue from van or unsided/platform services. 2021 and 2020 third quarter truck transportation hauled via van equipment, unsided/platform equipment and other truck transportation as presented in this slide presentation, including number of loads and revenue per load data, reflect our revised categorization of our revenue generated through truck transportation services. This revised categorization had no impact on total truck transportation revenue or the Company’s consolidated financial statements for any period.

Percentage change in rate is calculated on a revenue per load basis. Percentage change in volume is calculated on the number of loads hauled. Revenue ($’s in thousands) Date Published: 10/20/2021 Quarter Year-to-Date

Van Equipment Unsided/Platform Equipment Truckload Loadings and Revenue per Truckload Trends Date Published: 10/20/2021

As a Percentage of Revenue 3Q20 3Q21 Quarter over Prior Year Quarter Change in Revenue Consumer Durables 25.5 30.3 90% Machinery 12.1 11.1 46% AA&E, Hazmat 9.0 8.7 55% Building Products 9.8 8.2 34% Automotive 7.7 6.8 43% Substitute Line Haul 5.2 5.4 66% Metals 4.8 5.1 72% Foodstuffs 4.9 3.9 28% Other 21.0 20.5 56% Transportation Revenue 100.0 100.0 60% Industries Served Date Published: 10/20/2021

11.0% 10.9% Gross profit equals revenue less the cost of purchased transportation, commissions to agents and other costs of revenue. Gross profit margin equals gross profit divided by revenue. Includes the impact of approximately $12.6 million related to BCO and agent pandemic relief incentive payments made in April and May 2020. The Company paid both the hauling BCO and agent dispatching the load an extra $50 for each BCO load delivered during these months. Gross Profit(1) and Gross Profit Margin (2) ($’s in thousands) Date Published: 10/20/2021 Quarter Year-to-Date (3) 10.3% 11.1%

14.8% 14.0% Variable contribution equals revenue less the cost of purchased transportation and commissions to agents. Variable contribution margin equals variable contribution divided by revenue. Revenue on transactions where the Company’s variable contribution margin was based on a contractually pre-determined percentage of revenue accounted for 52% and 46% of revenue in the 2020 and 2021 year-to-date periods, respectively, and 51% and 44% of revenue in the 2020 and 2021 third quarters, respectively. Includes the impact of approximately $12.6 million related to BCO and agent pandemic relief incentive payments made in April and May 2020. The Company paid both the hauling BCO and agent dispatching the load an extra $50 for each BCO load delivered during these months. Variable Contribution(1) and Variable Contribution Margin (2) ($’s in thousands) Date Published: 10/20/2021 Quarter Year-to-Date (4) 14.7% 14.2% 3rd Qtr (3) Changes in variable contribution margin % 2020 Period 14.8 Revenue - fixed 0.2 Revenue - variable 0.1 Pandemic relief 0 Change in mix and other -1.1000000000000001 2021 Period 14 3rd Qtr YTD (3) Changes in variable contribution margin % 2020 Period 14.7 Revenue - fixed 0.2 Revenue - variable -0.3 Pandemic relief (4) 0.4 Change in mix and other -0.8 2021 Period 14.2

Excluding the impact of the $12.6 million of pandemic relief incentive payments from the 2020 year-to-date period, operating income as a percentage of gross profit was 59.5%. Operating Income as a % of Gross Profit ($’s in thousands) Date Published: 10/20/2021 Quarter Year-to-Date (1) 68.7% 69.4% 57.8% 12 69.8%

Excluding the impact of the $12.6 million of pandemic relief incentive payments from the 2020 year-to-date period, operating income as a percentage of variable contribution was 42.2%. Operating Income as a % of Variable Contribution ($’s in thousands) Date Published: 10/20/2021 Quarter Year-to-Date (1) 51.2% 54.2% 40.4% 13 54.7% 3rd Qtr Changes in operating income as a % of variable contribution % 2020 Period 51.2 Other operating costs 0.2 Insurance and claims 1.2 SG&A -0.3 Depreciation and amortization 1.9 Impairment 0 2021 Period 54.2 3rd Qtr YTD Changes in operating income as a % of variable contribution % 2020 Period 40.4 Other operating costs 1.4 Insurance and claims 4.0999999999999996 SG&A 5.6 Depreciation and amortization 2.6 Impairment 0.6 2021 Period 54.7

Date Published: 10/20/2021 Truck Capacity Data (All information is provided as of the end of the applicable period) KEY INCOME STATEMENT DATA ($ in Millions) % of 2013 % of 2013 % of 2012 Rev/GP Plan Rev/GP Proj Rev/GP Sep 26, Dec 26, Sep 25, External Revenue $10,242 #REF! #REF! 2020 (2) 2020 2021 (2) Purchased Transportation #REF! #REF! #REF! #REF! #REF! #REF! BCO Independent Contractors 9,866 10,242 10,955 Truck Brokerage Carriers: Interest and Debt Expense #REF! #REF! #REF! Approved and Active (1) 41,246 46,053 58,676 Income Before Income Taxes #REF! #REF! #REF! Other Approved 22,181 22,972 24,602 63,247 69,025 83,278 Income Taxes #REF! #REF! #REF! Total Available Truck Capacity Providers 73,293 79,267 94,233 Trucks Provided by BCO Independent Contractors 10,571 10,991 11,746 (1) Active refers to truck brokerage carriers who hauled freight for Landstar in the 180 day period immediately preceding the period end. (2) Fuel surcharges billed to customers on freight hauled by BCO Independent Contractors, which are paid 100% to the BCO and excluded from revenue, and the cost of purchased transportation were $182.7 million and $127.7 million in the 2021 and 2020 year-to-date periods, respectively, and $68.7 million and $40.1 million in the 2021 and 2020 third quarters, respectively.

Net cash is defined as cash and cash equivalents plus short term investments less outstanding debt. Capital expenditures includes cash capital expenditures of $25.4 million and approximately $2.8 million for the acquisition of a business during the 2020 year-to-date period. Date Published: 10/20/2021 Key Balance Sheet and Cash Flow Statistics ($’s in thousands) % of 2013 % of 2013 % of 2012 Rev/GP Plan Rev/GP Proj Rev/GP Sep 26, Sep 25, External Revenue $0.21 #REF! #REF! 2020 2021 Purchased Transportation #REF! #REF! #REF! #REF! #REF! #REF! Balance sheet (period end amounts): Debt to Capital 0.11 0.1 Net Cash (1) $,170,329 $,169,867 Cash flow (year-to-date): Cash flow from operations $,185,548 $,216,990 Capital expenditures (2) $28,192 $18,561 Income Before Income Taxes #REF! #REF! #REF! Share repurchases $,115,962 $50,230 Dividends paid $,101,442 $,102,463 Returns (trailing 12 months): Return on Equity 0.26 0.43 Return on Invested Capital 0.22 0.38 Return on Assets 0.13 0.2

Free Cash Flow (1) , Stock Purchases and Dividends Date Published: 10/20/2021 (In Thousands) (1) Free cash flow is defined as cash flow from operations less capital expenditures, each set forth on the prior slide.

Appendix A Reconciliation of Gross Profit to Variable Contribution ($’s in thousands) Date Published: 10/20/2021 17

Date Published: 10/20/2021